Exhibit (10)(b)
INDEMNIFICATION AGREEMENT
     This Indemnification Agreement (“Agreement”) is made and entered into as of __________ __________, by and between CONSUMERS ENERGY COMPANY, a Michigan corporation (the “Corporation”), and __________, a director of the Corporation (the “Indemnitee”). The Corporation and the Indemnitee are sometimes individually referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
     A. The Michigan Business Corporation Act, 284 PA 1972, MCL 450.1101- 450.2099 (the “MBCA”), provides that directors may be entitled to indemnification and advancement of expenses rights pursuant to contractual agreements.
     B. In addition to the indemnification to which the Indemnitee is entitled under the Articles of Incorporation of the Corporation (the “Articles”) or Bylaws of the Corporation (the “Bylaws”), or granted pursuant to various Board resolutions, in effect from time to time, the Corporation has obtained at its sole expense liability insurance protecting its directors, including the Indemnitee, against certain losses arising out of actual or threatened actions, suits or proceedings to which such persons may be made or threatened to be made parties.
     C. Because of the increasing exposure to the risks of litigation and the need to attract, and the difficulty of attracting, qualified candidates to serve as directors, the Corporation has deemed it appropriate to enter into this Agreement with the Indemnitee.
     D. The Indemnitee is presently serving as a director of the Corporation, and the Corporation desires the Indemnitee to continue in such capacity. The Indemnitee is willing, subject to certain conditions, including, without limitation, the execution and performance of this Agreement by the Corporation, to continue in that capacity.
     E. The Parties agree that this Agreement will apply prospectively to Proceedings (as defined herein) arising after the date of this Agreement, and that it is the intent of the Parties to provide the Indemnitee with the broadest possible indemnification.
     Accordingly, in consideration of the mutual covenants and agreements set forth in this Agreement, the sufficiency of which is hereby acknowledged, the Corporation and Indemnitee agree as follows:

     1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:
          (a) “Advancement of Expenses” or to “Advance Expenses” shall refer to the payment of Expenses in connection with a Proceeding prior to an ultimate determination whether the Indemnitee has met any applicable standard of conduct.
          (b) “Agreement” shall mean this Indemnification Agreement, including the Preamble, Recitals, and Exhibit.
          (c) “Articles” shall have the meaning set forth in Recital B.
          (d) “Board” shall have the meaning set forth in Section 3(b)(i).
          (e) “Bylaws” shall have the meaning set forth in Recital B.
          (f) “Corporation” shall have the meaning set forth in the Preamble.
          (g) “Expenses” shall mean any costs or expenses actually and reasonably incurred by the Indemnitee in connection with a Proceeding, including but not limited to, judgments, amounts paid in settlement, fines, penalties, attorney fees, expert and witness fees, expenses of investigations, expenses of appeals, expenses of bonds, court costs, expenses of arbitration and mediation, and any other cost or expense reasonably related to a Proceeding.
          (h) References to “fines” shall include any excise or other taxes assessed on Indemnitee with respect to any employee benefit plan or otherwise.
          (i) “Indemnification” (and correspondingly “indemnity” and “indemnify”) shall refer to the payment of Expenses in connection with a Proceeding as set forth in this Agreement following an ultimate determination that any applicable standard of conduct has been met.
          (j) “Indemnitee” shall have the meaning set forth in the Preamble.
          (k) “MBCA” shall have the meaning set forth in Recital A.
          (l) “Party” or “Parties” shall have the meaning set forth in the Preamble.
          (m) “Payment Request” shall have the meaning set forth in Section 4(a).
          (n) “Payment Time Limit” shall mean 65 days after a Payment Request, except if a regularly scheduled Board of Directors’ meeting is not scheduled to occur within 60 days after a payment request, then the Payment Time Limit shall be within 5 days after the date of the next meeting of the Board of Directors after the Payment Request not to exceed 100 days after the Payment Request.

          (o) “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative; whether formal or informal; and whether or not by or in the right of the Corporation, as to which Indemnitee is or may become a party or witness, by reason of the fact that the Indemnitee is or was a director of the Corporation or which relates to the Indemnitee’s service as a director of the Corporation, including but not limited to, court proceedings, arbitrations, alternative dispute resolution proceedings, administrative proceedings, any other type of judicial or quasi-judicial proceeding, or any such proceeding to enforce Indemnitee’s rights hereunder.
          (p) “Shareholders” shall have the meaning set forth in Section 3(b)(v).
     2. Continued Service. The Indemnitee agrees to continue to serve the Corporation as a director in consideration of the personal liability protections granted by the Corporation to the Indemnitee herein; provided, however, that nothing contained in this Agreement shall constitute a contract of employment or designation of directorship between the Corporation and the Indemnitee; and provided further, that the Indemnitee shall serve as a director so long as the Indemnitee is duly nominated, elected and qualified in accordance with applicable requirements or until the Indemnitee resigns. The Corporation is under no obligation to renominate an Indemnitee entering into this Agreement.
     3. Indemnity.
          (a) Indemnification and Advancement of Expenses. Unless prohibited by law, the Corporation shall indemnify the Indemnitee against Expenses and shall Advance Expenses to the maximum extent when the Indemnitee was or is a party or is threatened to be made a party or a witness in a Proceeding. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not create a presumption that the Indemnitee failed to satisfy the applicable standard of conduct required by law for indemnification or Advancement of Expenses.
          (b) Determination and Evaluation. Any indemnification or Advancement of Expenses under Section 3(a) (unless ordered by a court) shall be made by the Corporation within the time specified in Section 4(a), upon a determination that the Indemnitee satisfies the applicable standard of conduct, if any, and upon an evaluation of the reasonableness of Expenses. Such determination and evaluation shall be made:
     (i) by a majority vote of a quorum of the Board of Directors of the Corporation (the “Board”) consisting of directors who are not parties or threatened to be made parties to such Proceeding;
     (ii) if such a quorum is not obtainable, by a majority vote of a committee duly designated by the Board consisting solely of two or more directors not at the time parties or threatened to be made parties to such Proceeding;

               (iii) by independent legal counsel (designated in the manner provided below in this subsection (b)) in a written opinion;
               (iv) by all independent directors (as defined in Section 107(3) of the MBCA) who are not parties to such Proceeding; or
          (v) by the shareholders of the Corporation (the “Shareholders”), but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to such Proceeding may not be voted.
Independent legal counsel shall be designated by the Board or its committee in the manner prescribed in Section 3(b)(i) or 3(b)(ii); provided, however, that if a quorum of the Board cannot be obtained under Section 3(b)(i) and a committee cannot be designated under Section 3(b)(ii), designation of independent legal counsel shall be made by the Board. In the designation of a committee under Section 3(b)(ii) or the selection of independent legal counsel by the Board, all directors may participate. The time limits set forth in Section 4(a) shall govern the process of the determination and evaluation set forth in this Section.
          (c) Presumption of Reasonableness. For purposes of this Agreement, legal fees and expenses which are incurred upon the advice of legal counsel shall be presumed reasonable. Under the terms of this Agreement, Indemnitee shall have the right to legal counsel of his or her choosing. The hourly rate of counsel chosen by Indemnitee shall be presumed reasonable so long as the hourly rate of such counsel is customary for such counsel, notwithstanding that the rate may be higher than the rate of other attorneys with comparable skills.
          (d) Partial Indemnification. If the Indemnitee is entitled to indemnification or Advancement of Expenses under Section 3(a) for a portion of Expenses, but not for the total amount, the Corporation shall indemnify and Advance Expenses to the Indemnitee for the portion of the Expenses to which the Indemnitee is entitled.
          (e) Modification of Indemnitee’s Rights. The Indemnitee’s rights to indemnification and Advancement of Expenses pursuant to the Articles, Bylaws or resolutions of the Board in effect as of the date of this Agreement, or any future modification of such Articles, Bylaws or resolutions which expands the rights of Indemnitee, are incorporated in this Agreement. In the event that the Corporation adopts any amendment to the Articles, Bylaws or resolutions, or adopts a new resolution, which effect is to deny, diminish or encumber the Indemnitee’s rights to indemnification or Advancement of Expenses, such amendment or new resolution shall not diminish the rights of Indemnitee pursuant to this Agreement and shall be deemed to be invalid and of no force and effect to reduce Indemnitee’s rights hereunder.
          (f) To the extent any action or inaction of Indemnitee is based upon the books and records of the Corporation, including financial statements, or upon information supplied to Indemnitee by officers of the Corporation or its counsel, auditors, or experts, then such action or inaction shall be conclusively deemed to be in good faith for purposes of this Agreement, provided that the foregoing shall not be deemed to be exclusive tests of good faith.
     4. Procedures Relating to Indemnification and Advancement of Expenses.
          (a) Indemnification and Advancement of Expenses. For purposes of pursuing the Indemnitee’s rights to indemnification and Advancement of Expenses under Section 3(a) hereof, the Indemnitee shall submit a request (“Payment Request”) by means of the following: (i) a signed request, substantially in the form of Exhibit A attached hereto and made a part hereof, averring that the Indemnitee is entitled to indemnification and/or Advancement of Expenses hereunder; and (ii) evidence in customary or reasonable form of all Expenses for which payment is requested. In the event Indemnitee is submitting a Payment Request after having previously submitted such a request concerning the same Proceeding, Indemnitee may refer to and rely upon the previously submitted Payment Request, and merely supplement evidence of Expenses for which payment is sought. Any such supplement of Expenses shall be treated as a new Payment Request for purposes of the time limits set forth in this Section. Within the Payment Time Limit, the Corporation shall decide the extent to which Indemnitee is entitled to payment of Expenses and submit payment accordingly; provided, however, that if the Corporation should fail to decide within the Payment Time Limit it shall submit payment in accordance with the Payment Request. In making its decision hereunder, the Corporation shall use the procedures set forth in Section 3(b) hereof. In the event the Indemnitee disagrees with the Corporation’s decision made within such Payment Time Limit, he/she may seek judicial relief pursuant to Section 9 of this Agreement.
          (b) At the conclusion of the Proceeding, if it is ultimately determined that Indemnitee was not legally entitled to receive all or a portion of Expenses previously paid by the Corporation, then, subject to Indemnitee’s rights to dispute the Corporation’s findings pursuant to Section 9, Indemnitee shall promptly repay to the Corporation any amounts to which Indemnitee was not legally entitled.
          (c) The provisions of this Section are procedural only and are in addition to any other procedures that may be available by law to Indemnitee to recover indemnification or Advancement of Expenses to which Indemnitee may be entitled pursuant to Section 3(a) hereof or otherwise.
          (d) Notwithstanding any other provision herein, upon application to a court by the Indemnitee and a determination of such court that the Indemnitee is fairly and reasonably entitled to indemnification or Advancement of Expenses, the Corporation shall pay to the Indemnitee the amount so ordered by the court.
          (e) No security shall be required of any Indemnitee in connection with any Indemnification and/or Advancement of Expenses hereunder.
          (f) The Corporation may, but shall not be required to, create a trust fund, grant a security interest or use other means, including a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and Advance Expenses pursuant to this Agreement.
     5. Liability Insurance and Funding.
          (a) Unless otherwise agreed by Indemnitee, for the duration of Indemnitee’s service as a director of the Corporation, and thereafter for so long as Indemnitee shall be subject to any pending or possible Proceeding for which indemnification may be provided hereunder, the Corporation shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ liability insurance providing coverage for directors of the Corporation that is at least substantially comparable in scope and amount to that provided by the Corporation’s current policies of directors’ liability insurance; provided, if a lesser amount of insurance coverage would provide Indemnitee adequate protection for any actual or potential Proceeding (without regard to any contribution that the Corporation might be able to provide from its own funds in the absence of insurance coverage), the Corporation may arrange for such adequate insurance coverage, with the consent of Indemnitee, which consent shall not be unreasonably withheld.
          (b) In all policies of directors’ liability insurance obtained by the Corporation, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Corporation’s directors most favorably insured by such policy.
          (c) If, at the time of receipt of any notice of a Proceeding, the Corporation has directors’ liability insurance in effect, the Corporation shall give prompt notice of the commencement of such proceeding to the liability insurers in accordance with the procedures set forth in the respective policies. A copy of such notice shall be provided to Indemnitee. The Corporation shall take all necessary or appropriate action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. Upon the request of the Indemnitee, the Corporation shall provide to Indemnitee a copy of all insurance policies which provide coverage or potential coverage to Indemnitee relating to a Proceeding.
     6. Notification of Action. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the failure to so notify the Corporation will not relieve it from any liability that it may have to Indemnitee unless, and to the extent that, the Corporation is actually prejudiced thereby.
     7. Defense and Settlement of Claims. The Corporation shall be entitled to participate in the defense of any Proceeding for which indemnification is provided hereunder or to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) in the event the Corporation assumes the defense of a Proceeding, the use of counsel chosen by the Corporation to represent Indemnitee would or does present such counsel with an actual or potential conflict, (b) the named parties in any such proceeding (including any impleaded parties) include both the Corporation and Indemnitee and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Corporation or such other parties, (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, or (d) the Corporation has not actively defended the Indemnitee after assuming the defense in a Proceeding, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Proceeding) at the Corporation’s expense. The Corporation shall not be liable to Indemnitee under this Agreement for any amounts paid by Indemnitee in settlement of any Proceeding effected without the Corporation’s prior consent. The Corporation shall not, without the prior consent of the Indemnitee, effect any settlement of any Proceeding to which the Indemnitee is, or could have been, a party unless such settlement (i) solely involves the payment of money by the Corporation, (ii) includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Proceeding and (iii) imposes no obligation on the Indemnitee, including without limitation, by way of an order or injunction. Neither the Corporation nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.
     8. Subrogation, Duplication and Set Off of Payments.
     (a) Subrogation. In the event of payment by the Corporation to the Indemnitee under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall, at the Corporation’s expense, execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.
     (b) Duplication. The Corporation shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has actually received payment (under any insurance policy, the Articles, the Bylaws or otherwise) of the amounts otherwise payable hereunder.
     (c) Set Off. Any payments due to the Indemnitee under this Agreement shall not be subject to set off by the Corporation.
     9. Enforcement and Interpretation.
     (a) If a Payment Request pursuant to Section 4(a) hereof is not paid in full by the Corporation within the Payment Time Limit, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.
     (b) In any action under this Agreement, it shall be a defense to a claim for indemnification or Advancement of Expenses pursuant to Section 3(a) hereof that the Indemnitee has not met the standards of conduct, as applicable, which make it permissible for the Corporation to indemnify or Advance Expenses to the Indemnitee for the amount claimed, but the burden of proving such defense and going forward with evidence shall be on the Corporation. Neither the failure of the Corporation (including the Board, independent legal counsel or the Shareholders) to have made a determination prior to commencement of such action that indemnification of, or Advancement of Expenses to, the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including the Board, independent legal counsel or the Shareholders) that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct, nor shall such determination or the failure to make it be admitted into evidence by the Corporation in such action except to rebut an assertion by Indemnitee that the Corporation failed to make a determination required by this Agreement. It is the intent of the Parties to this Agreement to provide the broadest possible indemnification (not prohibited by law) to the Indemnitee and the Agreement shall be interpreted in accordance with that intent. Any ambiguities in this Agreement are intended by the Parties to be interpreted in favor of Indemnitee. For purposes of determining Indemnitee’s rights hereunder, Indemnitee shall be presumed to have met any applicable standard of conduct required for Indemnification and/or advancement and such presumption may overcome only by clear and convincing evidence to the contrary.
     (c) It is the intent of the Corporation that the Indemnitee not be required to incur Expenses associated with the enforcement of the Indemnitee’s rights under this Agreement by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. Accordingly, if it should appear to the Indemnitee that the Corporation has failed to comply with any of its obligations under the Agreement or in the event that the Corporation or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding designed to deny, or to recover from, the Indemnitee the benefits intended to be provided to the Indemnitee hereunder, or having the effect thereof, the Corporation irrevocably authorizes the Indemnitee from time to time to retain counsel of the Indemnitee’s choice, at the expense of the Corporation, to represent the Indemnitee in connection with the initiation or defense of any litigation or other legal action, whether by or against the Corporation or any director, officer, shareholder or other person affiliated with the Corporation to enforce the Indemnitee’s rights hereunder. Regardless of the outcome thereof, the Corporation shall pay and be solely responsible for any and all Expenses, reasonably incurred by the Indemnitee (i) as a result of the Corporation’s failure to perform its obligations pursuant to this Agreement, (ii) as a result of the Corporation or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid, or (iii) as otherwise contemplated in this subsection.
     10. Merger or Consolidation. In the event that the Corporation shall be a constituent corporation in a consolidation, merger or other reorganization, the Corporation, if it shall not be the surviving, resulting or acquiring corporation therein, shall require as a condition thereto the surviving, resulting or acquiring corporation to agree to indemnify the Indemnitee to the full extent provided in this Agreement. Whether or not the Corporation is the resulting, surviving or acquiring corporation in any such transaction, the Indemnitee shall also stand in the same position under this Agreement with respect to the resulting, surviving or acquiring corporation as the Indemnitee would have with respect to the Corporation if its separate existence had continued.
     11. Nonexclusivity and Severability.
     (a) Nonexclusivity. The right to indemnification provided by this Agreement shall not be exclusive of any other rights to which the Indemnitee may be entitled under the Articles, Bylaws, the MBCA, resolutions, any other statute, insurance policy, agreement, vote of Shareholders or of directors or otherwise, both as to actions in the Indemnitee’s official capacity and as to actions in another capacity while holding such office.
     (b) Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and shall be enforced to the fullest extent permissible, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.
     12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to the principles of conflict of laws thereof.
     13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     14. Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by United States certified or registered mail with postage prepaid addressed as follows:
     (a) Indemnitee. If to the Indemnitee, to the address set forth by the Indemnitee on the signature page of this Agreement or to such other person or address as the Indemnitee shall furnish to the Corporation pursuant to this Section.
     (b) Corporation. If to the Corporation, to the attention of the officer signing this Agreement on behalf of the Corporation at the address set forth on the signature page of this Agreement (with a copy to the Corporation’s Corporate Secretary, One Energy Plaza, Jackson, Michigan 49201) or to such other person or address as the Corporation shall furnish to the Indemnitee pursuant to this Section.
     15. Modification and Survival. Subject to Section 11(a) hereof, this Agreement contains the entire agreement of the Parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written with respect to any Proceeding that has not been formally initiated through the filing of a Complaint or similar action prior to the date hereof. This Agreement may be modified only by an instrument signed by both Parties hereto. The provisions of this Agreement shall survive the death, disability, or incapacity of the Indemnitee or the termination of the Indemnitee’s service as a director of the Corporation and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
     16. Assignment. This Agreement is personal in nature and neither Party shall, without the consent of the other Party, assign or delegate this Agreement or any rights or obligations hereunder, except as expressly provided in this Agreement. Without limiting the generality or effect of the foregoing, Indemnitee’s right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee’s will or by the laws of descent and distribution, and, in the event of any attempted assignment or transfer contrary to this Section, the Corporation shall have no liability to pay any amount so attempted to be assigned or transferred.
     17. Claims Initiated by Indemnitee. No indemnification or Advancement of Expenses to Indemnitee shall be made with respect to any legal action or proceeding initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to such proceeding brought to establish or enforce a right to indemnification or Advancement of Expenses under this Agreement, unless (i) the Board has approved the initiation or bringing of such proceeding (or any part of any such proceeding) or (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law.
     18. Representations.
     (a) The Corporation represents to Indemnitee that this Agreement constitutes a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms (subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally, to general principles of equity and to public policy).
     (b) Indemnitee represents to the Corporation that this Agreement constitutes a valid and binding obligation of Indemnitee, enforceable against Indemnitee in accordance with its terms (subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally, to general principles of equity and to public policy).
     19. Headings. The headings of the various sections and subsections of this Agreement shall not limit or affect the terms and provisions of this Agreement.
[Signatures appear on the following page.]

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

CMS ENERGY CORPORATION One Energy Plaza Jackson, MI 49201

Name:
Title:

INDEMNITEE

Name:

Address

City, State, Zip Code

EXHIBIT A
PAYMENT REQUEST
     1. This Payment Request is submitted pursuant to the Indemnification Agreement (the “Agreement”), dated as of __________ ___, ___, between Consumers Energy Company, a Michigan corporation (the “Corporation”), and the undersigned (“Indemnitee”). Capitalized terms in this Payment Request shall have the same meaning ascribed to them in the Agreement.
     2. I am requesting indemnification and/or Advancement of Expenses, all of which have been or will be incurred by me in connection with the following actual or threatened Proceeding:

.
     3. I affirm my good faith belief that I have met the applicable standard of conduct as required by applicable law.
     4. I hereby undertake to repay on demand any Advancement of Expenses under the Agreement, if and to the extent I am obligated to repay Expenses pursuant to the terms of the Agreement and applicable law.
     5. I acknowledge this undertaking is my unlimited general obligation.
     6. I have attached evidence of Expenses, which may be supplemented without re-submitting this Payment Request, except for providing evidence of further Expenses for which I seek reimbursement, and so long as the Expenses relate only to the Proceeding described in #2 above.

INDEMNITEE

Name:
Title:

A-1